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                                                       Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-34051 of Golden Books Family Entertainment, Inc. and Subsidiaries (formerly Western Publishing Group, Inc. and Subsidiaries) of our report dated April 2, 1996 appearing in the Annual Report on Form 10-K of Golden Books Family Entertainment, Inc. and Subsidiaries for the period ended December 28, 1996, and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.

                                                     /s/ DELOITTE & TOUCHE LLP
                                                     -------------------------
                                                     Deloitte & Touche LLP

Milwaukee, Wisconsin
February 5, 1998